UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant Filed by a Party other than the Registrant

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-2

ENERGY VAULT HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

4360 Park Terrace Drive, Suite 100
Westlake Village, California, 91361
LETTER TO STOCKHOLDERS
April 9, 2024

Dear Stockholder:
You are cordially invited to attend this year’s annual meeting of stockholders of Energy Vault Holdings, Inc. on May 24, 2024, at 12:00 pm Eastern Time. The annual meeting will be a completely “virtual” meeting. You will be able to attend the annual meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/NRGV2024 and entering the company number and control number included on your proxy card or in the instructions that accompany your proxy materials.
Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Whether or not you plan to attend the annual meeting, your vote is important and we encourage you to vote promptly. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting. For specific instructions on voting, please refer to the instructions on your enclosed proxy card. If you attend the annual meeting you will have the right to revoke the proxy and vote your shares virtually at the meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.
Sincerely yours,
/s/ Robert Allen Piconi
ROBERT ALLEN PICONI
CHAIRMAN, CO-FOUNDER AND CHIEF EXECUTIVE OFFICER

ENERGY VAULT HOLDINGS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 24, 2024

When	Friday, May 24, 2024 at 12:00 pm ET	How to Vote in Advance
Where	Virtually at www.virtualshareholdermeeting.com/NRGV2024	By Mail	Complete, sign, date and return your proxy card or voting instruction form in the postage-paid envelope provided
Proposal 1	Election of two nominees named in the proxy statement to serve on the Board of Directors. The Board of Directors recommends a vote “FOR” each nominee.	By Internet	You can vote your shares online at www.proxyvote.com
Proposal 2	Ratification of the appointment of BDO USA, P.C. as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2024. The Board of Directors recommends a vote “FOR”.	By Phone	You can vote your shares by calling 1-800-690-6903
Any other business which may properly come before the annual meeting or any adjournment or postponement. In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to questions of general interest to stockholders.		Your vote is important. Please vote as soon as possible by one of the methods shown above. Be sure to have your proxy card, voting instruction form or Notice of Internet Availability in hand and follow the below instructions:
Who Can Vote	Only owners of record of the Company’s issued and outstanding common stock as of the close of business on March 25, 2024. Each share of common stock is entitled to one vote.	IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2024
Date of Mailing	We intend to mail a Notice of Internet Availability of Proxy Materials on or about April 9, 2024
In accordance with rules and regulations adopted by the Securities and Exchange Commission (or “SEC”), we have elected to furnish our proxy materials to stockholders by providing access to the materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the Internet Availability Notice) has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the documents accessible on the Internet. It is important that your shares be represented and voted whether or not you plan to attend the annual meeting. If you are the registered holder of your shares and are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Internet Availability Notice previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the annual meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders of record at www.virtualshareholdermeeting.com/NRGV2024 during the Annual Meeting.
ENERGY VAULT HOLDINGS, INC.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Robert Allen Piconi
ROBERT ALLEN PICONI
CHAIRMAN, CO-FOUNDER AND CHIEF EXECUTIVE OFFICER
Westlake Village, California
Dated: April 9, 2024

ENERGY VAULT HOLDINGS, INC.
4360 Park Terrace Drive, Suite 100
Westlake Village, California, 91361
PROXY STATEMENT SUMMARY
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Energy Vault Holdings, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders. This Proxy Statement and related materials are first being mailed to stockholders on or about April 9, 2024. References in this Proxy Statement to “we,” “us,” “our,” or the “Company” refer to Energy Vault Holdings, Inc. and its consolidated subsidiaries, and references to the “Annual Meeting” are to the 2024 annual meeting of stockholders. When we refer to the Company’s fiscal year, we mean the annual period ended on December 31, 2023. This proxy statement covers our 2023 fiscal year, which was from January 1, 2023 through December 31, 2023, or fiscal 2023.
This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.
Our Annual Meeting

Date and Time	May 24, 2024 at 12:00 pm ET	Place	Virtually at www.virtualshareholdermeeting.com/NRGV2024
Record Date	March 25, 2024	Who Can Vote	Only owners of record of the Company’s issued and outstanding Common Stock as of the close of business on March 25, 2024. Each share of Common Stock is entitled to one vote.
Number of Shares Outstanding as of Record Date	Number of Shares Outstanding as of Record Date 147,868,135 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”)
At the Annual Meeting, the stockholders of the Company will be asked to vote on the two proposals below. Your vote is very important. Accordingly, whether or not you plan to attend the Annual Meeting, you should vote by using one of the methods described in these proxy materials. You may vote your shares at the Annual Meeting by voting via the Internet or by telephone as described in these proxy materials or by having your shares represented at the Annual Meeting by a valid proxy. If your shares are not registered directly in your name (e.g., you hold your shares in a stock brokerage account or through a bank or other holder of record), you may vote by following the instructions detailed on the notice or voting instruction form you receive from your broker or other nominee. A list of all stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices.

Item	Proposal		Board Vote Recommendations	Page #
1	Election of two directors	✓	FOR each director nominee	6

2	Ratification of the appointment of BDO USA, P.C. as the independent registered public accounting firm of the Company for 2024.	✓	FOR	19
Any stockholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendation of the Board of Directors.
The expenses of preparing, assembling, printing and mailing the Internet Availability Notice, this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company. Proxies will be solicited through the Internet and the mail and may be solicited by our officers, directors and employees in person or by telephone, email or facsimile. They will not receive additional compensation for this effort. We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners. The Company may retain the services of a proxy solicitation firm if, in the Board’s view, it is deemed necessary or advisable. Although the Company does not currently expect to retain such a firm, it estimates that the fees of such firm could be up to $20,000, plus out-of-pocket expenses, all of which would be paid by the Company.

Election of Two Directors			✓	OUR BOARD RECOMMENDS YOU VOTE “FOR” EACH DIRECTOR NOMINEE
Name	Age	Director Since	Primary Occupation	Board of Directors
Robert Piconi	53	2022	CEO of Energy Vault	✓
Bill Gross	65	2022	Co-Founder of Energy Vault, Inc.; Chairman for Idealab Group of Companies	✓

Ratification of Appointment of Independent Registered Public Accounting Firm			✓	OUR BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C.
Quorum Requirements
In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the shares of the Common Stock entitled to vote at the Annual Meeting must be present at the meeting or represented by proxy. Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
Required Vote
Each share of our Common Stock outstanding on the record date is entitled to one vote on each of the two director nominees. Each share of our Common Stock outstanding on the record date is entitled to one vote on the other matter. For the re-election of directors, the nominees to serve as directors will be elected by a plurality of the votes cast by the stockholders entitled to vote at the election. You may vote “For All,” “Withhold All,” or “For All Except,” with respect to the director nominees. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have no effect on the election of directors. With respect to Proposal 2, approval of the proposal requires the affirmative vote of a majority of the votes cast or represented by proxy and entitled to vote on the matter. Abstentions will have no effect on the outcome of Proposal 2.
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by stock exchange rules and regulations. Proposal 2 regarding ratification of the appointment of our independent auditors is a routine matter. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares of common stock on Proposal 2. Accordingly, we do not expect there to be any broker non-votes for Proposal 2. However, if your shares are held in an account at a bank or brokerage firm, that bank or brokerage will not be permitted to vote your shares of common stock with respect to Proposal 1 unless you provide instructions as to how your shares should be voted. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Broker non-votes, if any, will have no effect on each of Proposals 1 and 2.
How to Vote
Stockholders of Record.
If you are a stockholder of record, you may vote:
•by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•by Internet during the Annual Meeting—If you attend the Annual Meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card, or on the instructions that accompanied your proxy materials to vote electronically during the Annual Meeting.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 23, 2024. To participate in the Annual Meeting, including to vote via the Internet during the Annual Meeting, you will need the 16-digit control number included on your Internet Notice, on your proxy card, or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank, broker, or other agent, you will receive instructions on how to vote from the bank, broker, or other agent. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks, brokers, or other agents. If your shares are not registered in your own name (i.e., you are not a stockholder of record) and you would like to vote your shares online at the Annual Meeting, you should contact your bank, broker, or other agent to obtain your 16-digit control number or otherwise vote through the bank, broker, or other agent. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting and/or vote over the Internet.
How to Change vote after proxy is submitted
If you are a registered stockholder or a stockholder of record, you may revoke your proxy and change your vote:
• by submitting a duly executed proxy bearing a later date;

•by granting a subsequent proxy through the Internet at www.proxyvote.com or telephone by calling 1-800-690-6903;
•by giving timely written notice of revocation to the Secretary of Energy Vault Holdings, Inc. prior to the Annual Meeting, either by writing to our offices at 4360 Park Terrace Drive, Suite 100, Westlake Village, California, 91361 or writing to annualmeeting@energyvault.com;
•or by voting by Internet during the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy. In order to revoke your proxy, you must revoke your proxy prior to the Annual Meeting using one of the methods listed above.
If you are a beneficial holder of shares or if your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other agent, or you may vote online at the Annual Meeting using your 16-digit control number or otherwise voting through your bank, broker or other agent.
Technical Difficulties during the Meeting
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting website. If you encounter any difficulties checking in to or during the Annual Meeting, please call the technical support number that will be posted on the Annual Meeting platform login page.
Question and answer session during the Annual Meeting
As part of the Annual Meeting, we will hold a Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the Annual Meeting that are pertinent to the Company and the Annual Meeting matters. The Company will endeavor to answer as many questions submitted online during the Annual Meeting by stockholders as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•Irrelevant to the business of the Company or to the business of the Annual Meeting
•Related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q
•Related to any pending, threatened or ongoing litigation
•Related to personal grievances
•Derogatory references to individuals or that are otherwise in bad taste
•Substantially repetitious of questions already made by another stockholder
•In excess of the two person limit
•In furtherance of the stockholder’s personal or business interests or
•Out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairman or Secretary in their reasonable judgment

Additional Information Regarding the Internet Availability of Our Proxy Materials
We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the Internet. Accordingly, we sent to the majority of our stockholders an Internet Availability Notice regarding the Internet availability of the proxy materials for this year’s annual meeting. Other stockholders were instead sent paper copies of the proxy materials accessible on the Internet. Instructions on how to access the proxy materials over the Internet or to request a paper copy can be found in the Internet Availability Notice. In addition, stockholders may request to receive proxy materials in printed form by mail prior to May 10, 2024 or electronically by email on an ongoing basis by going to www.proxyvote.com and following the instructions, or calling 1-800-690-6903, or by sending an email to sendmaterial@proxyvote.com. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates or changes such election. Please note that you cannot vote your shares by filling out and returning the Internet Availability Notice. The Internet Availability Notice does, however, include instructions on how to vote your shares.
If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” In that case, either the Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 have each been sent directly to you.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In such case, either a notice similar to the Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our Annual Report on Form 10 K for the fiscal year ended December 31, 2023 should have been provided (or otherwise made available) to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

PROPOSAL 1: ELECTION OF TWO DIRECTORS

✓	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RE-ELECTION OF EACH OF THE CLASS III DIRECTOR NOMINEES LISTED BELOW.
General
Our Second Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) provides for a classified board of directors consisting of three classes of directors, with each class serving staggered three-year terms and a nearly equal number of board members in each class, as determined by our Board. As a result, a portion of our Board of Directors will be elected each year. Our Board of Directors has nominated Robert Piconi and Bill Gross as Class III directors with a term that would expire at the 2027 annual meeting of stockholders. Larry Paulson and Mary Beth Mandanas have been designated Class I directors, and their term expires at the 2025 annual meeting of stockholders. Stephanie Unwin, Theresa Fariello and Thomas Ertel have been designated Class II directors, and their term expires at the 2026 annual meeting of stockholders.
On the recommendation of the nominating and corporate governance committee of our Board of Directors, our Board of Directors, including its independent directors, selected and approved Robert Piconi and Bill Gross as nominees for election as Class III directors, the class being elected at the Annual Meeting, each to serve for a term of three years, expiring at the 2027 annual meeting of the stockholders or until his successor is duly appointed or elected and qualified or until his earlier death, resignation or removal. We are not aware of any arrangements or understandings between the director nominees and any other person pursuant to which such persons were selected as a director nominee.
Robert Piconi and Bill Gross currently serve as members of our Board of Directors and have agreed to serve if elected. In the event the nominees named herein are unable to serve or decline to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees. The proxy cannot be voted for a greater number of persons than two.
Recommendation of the Board of Directors
Our Board of Directors unanimously recommends that the stockholders vote FOR the election of the Class III director nominees, Robert Piconi and Bill Gross. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of all the Class III director nominees.
Directors and Nominees
The following table and biographical information sets forth certain information about Robert Piconi and Bill Gross as well as the continuing directors. Such information is current as of April 9, 2024. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should be nominated to serve on our Board of Directors in light of our business. There is no family relationship between any of our executive officers, directors, or director nominees.

Name	Age	Position	Director Since
Robert Piconi	53	Chief Executive Officer and Director	2022
Larry M. Paulson	70	Director	2021
Theresa Fariello	63	Director	2023
Bill Gross	65	Director	2022
Thomas Ertel	68	Director	2022

Mary Beth Mandanas	58	Director	2022
Stephanie Unwin	53	Director	2024
Nominees for Election to the Board of Directors Class III Directors
Robert Piconi is co-founder of Energy Vault, Inc., has served as our Chief Executive Officer and as our director since 2022. Mr. Piconi has also served as the chairman of the board for Chronos Imaging LLC since 2017 and as member of the board of directors of Healthcare AI Acquisition Corp (Nasdaq: HAIA) since November 2021. Prior to Energy Vault, Mr. Piconi was founder and CEO of Medical Equipment Solutions & Applications (MESA) Group Holdings, which was acquired by London-based Private Equity firm Permira in 2014, becoming Pantheon Healthcare Group and later Althea Group where he served as its Chief Executive Officer and a member of its board from 2014 to 2016. Prior to Pantheon Healthcare Group, Mr. Piconi served as Group Executive for the Network Software and Security Platform group companies at Danaher Corporation (NYSE: DHR) from 2012 to 2014. Mr. Piconi’s earlier experience included roles of increasing responsibility at large Fortune 500 public companies, including the diversified energy group Amoco Corporation and British Petroleum (NYSE: BP) after its merger with Amoco in 1998, followed by executive leadership roles of increasing responsibility at Bell Labs Lucent Technologies (now Nokia, NASDAQ: NOK) and as President and Chief Operating Officer at Spirent Communications (LSE: SPT) within the telecommunications network infrastructure industry. Mr. Piconi holds a B.B.A. from the University of Notre Dame and an M.B.A. from Northwestern University’s Kellogg School of Management. Energy Vault believes Mr. Piconi is qualified to serve as a member of the Board of Directors due to his extensive executive management and leadership experience across a variety of energy and technology companies. We believe Mr. Piconi is well qualified to serve as a director because of his prior leadership roles in Fortune 100 public companies.
Bill Gross is co-founder of Energy Vault, Inc. and has served as our a director since 2022. Mr. Gross co-founded Idealab Studio, LLC and has served as its Chairman and Chief Executive Officer since 2018. Mr. Gross also served as Chief Executive Officer of Idealab, a technology incubator he founded, from February 1996 to December 31, 2017. Mr. Gross has more than 40 years of experience in conceiving and starting new technology companies, including GoTo.com/Overture.com, Energy Vault, Inc., Carbon Capture, Inc., and CarsDirect.com/Internet Brands, Inc. In addition to continuing to serve as Idealab’s board chairman since 1996, Mr. Gross serves on the boards of directors of numerous companies and is also a member of the Board of Trustees of California Institute of Technology and the Art Center College of Design, where he received his B.S. in Mechanical Engineering. We believe Mr. Gross is well qualified to serve as a director because of his substantial business, leadership and management experience.
Class I Directors
Larry Paulson has served as a member of our Board of Directors since 2021 and previously served as Novus Capital Corporation II director and Novus Capital Corporation II non-executive Chairman from its inception until 2022. Mr. Paulson co-founded Novus Capital Corporation and has served as its Chief Executive Officer and a director since its inception in March 2020 until its business combination with AppHarvest, Inc. (Nasdaq: APPH) in January 2021. Mr. Paulson has served as a managing member of Novus Capital Associates, LLC since its formation in October 2020. He has also served as principal and founder of Rancho Santa Fe Solutions, a wireless industry consulting company he founded in February 2010. From 2013 to January 2020, Mr. Paulson was with Qualcomm (Nasdaq: QCOM) where he served as Vice President of Product Management (2013 – 16), Vice President and President India and SAARC (2016 – 2018) and Vice President Sales NA and Australia (2018 – Jan 2020). Prior to Qualcomm, he served as Executive Vice President and Chief Marketing Officer of Brightpoint, Inc., a provider of worldwide distribution and integrated logistics services to the wireless communications industry, from 2011 to 2013. Prior to that he served with Nokia (NYSE: NOK) from 1987 to 2009 where he had numerous roles including global Senior Vice President and General Manager CDMA Product line. Mr. Paulson holds a BA in Communications from Point Park University. We believe Mr. Paulson is well qualified to serve as a director because of his more than thirty years of global senior management positions in the tech industry with expertise in wireless communications.

Mary Beth Mandanas has served as a member of our Board of Directors since 2022. Ms. Mandanas currently serves as Chief Executive Officer for Onyx Renewable Partners L.P., having begun this role in January 2022. From July 2021 to July 2023, Ms. Mandanas has served as an Independent Director, Audit Chair, on the Board of TortoiseEcofin Acquisition Corp III (NYSE: TRTL). From August 2020 to August 2021, she consulted and served as Chief Investment Officer for Sol Systems, LLC, a renewable energy infrastructure and impact investment company based in Washington, DC. Previously, from the fall of 2015 to May 2020, Ms. Mandanas held the position of Executive Vice President, Chief Strategy Officer, of CleanChoice Energy, Inc., a company engaged in renewable energy retail supply and community solar, where she led strategic planning and was responsible for raising capital, banking/investor relations and establishing protocols for risk management and financial reporting. Ms. Mandanas earned her M.B.A degree from Vanderbilt University and graduated, magna cum laude, with a B.S. from the University of South Carolina. We believe Ms. Mandanas is well qualified to serve as a director because of her significant experience and knowledge in finance, risk management, investment banking, business and work with companies involved in renewable energy and other areas of the energy industry.
Class II Directors
Stephanie Unwin is the Chief Executive Officer of Horizon Power, a fully integrated Australian power utility. Since assuming this role in 2019, she has led the company through a rapidly changing energy landscape and has successfully positioned the company for long-term growth while accelerating decarbonization projects across Western Australia. From 2018 to 2019, Ms. Unwin served as General Manager Transformation and Technology at CBH Group. From 2017 to 2018, Ms. Unwin served as Chief Executive Officer and Managing Director at Phylogica. Prior to her role at Phylogica, Ms. Unwin served in multiple executive-level roles at Synergy and Verve Energy (“Verve”) prior to Synergy’s merger with Verve, including General Manager of Retail, General Manager of Commercial and Chief Transformation Officer. Synergy is Western Australia’s largest energy generator and retailer to industrial and consumer customers. Ms. Unwin also brings to Energy Vault’s Board of Directors significant experience serving other boards of publicly-listed companies, including Alacer Gold Corp, Zenith Energy, Integra Mining Limited and several non-listed joint ventures. She is currently a Board Member of Energy Networks Australia. Throughout her career, Ms. Unwin has been recognized as a dynamic leader within the energy and renewables sectors, including being named one of Western Australia’s most influential business leaders in Business News’ Power 500. Ms. Unwin received undergraduate degrees in economics and law from Murdoch University.
Theresa Fariello has been a member of our Board of Directors since 2023. She has served as Senior Vice President of Government Affairs & Global Public Policy for United Airlines (Nasdaq: UAL) since 2017. In this role, she leads United Airlines’ federal, state, local, and international government engagement, including environmental affairs. Prior to her role at United Airlines, Ms. Fariello served a 16-year tenure at ExxonMobil (NYSE: XOM), where she advised executive leadership on key governmental and policy matters. Prior to her time at ExxonMobil, Ms. Fariello served as Deputy Assistant Secretary for International Energy Policy in the Office of International Affairs at the U.S. Department of Energy and held senior leadership positions at Occidental Petroleum Corporation (NYSE: OXY). Ms. Fariello received her undergraduate degree in political science from George Washington University. She also holds a Master of Laws in International and Comparative Law from Georgetown University Law Center, as well as a Juris Doctorate from George Mason University School of Law. We believe Ms. Fariello is well qualified to serve as a director because of her substantial experience in government affairs and public policy at leading public companies.
Thomas Ertel has been a member of our Board of Directors since 2022. He was a Partner at Ernst & Young, LLP, an accounting firm, from June 2002 until his retirement from full-time employment in June 2017. Prior to that, Mr. Ertel spent 25 years, including 13 years as Partner, with Arthur Andersen, LLP, an accounting firm. Since October 2017, Mr. Ertel has served as Senior Vice President and Chief Accounting Officer of Strada Education Foundation, a nonprofit organization that strengthens America’s pathways between education and employment. From December 2017 through September 2021, he served as a director on the board of directors of Blackbaud, Inc. (Nasdaq: BLKB). He holds a BS in Accounting from Ball State University and has maintained an active CPA license in the State of Indiana since 1980. We believe Mr. Ertel is well qualified to serve as a director because of his management skills and because of his knowledge and experience in accounting and corporate transactions.

CORPORATE GOVERNANCE
We are committed to continually enhancing our strong corporate governance practices, which we believe helps us sustain our success and build long-term value for our stockholders. Our Board of Directors sets high standards for our employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the Board of Directors to serve as a prudent fiduciary for shareholders and to oversee the management of the Company’s business. Our governance structure enables independent, experienced and accomplished directors to provide advice, insight, guidance and oversight to advance the interests of the Company and our stockholders.
Affirmative Determinations Regarding Director and Nominee Independence
The Corporate Governance Guidelines adopted by our Board of Directors provide that a majority of the members of the Board of Directors, and each member of the audit, compensation and nominating and corporate governance committees, must meet the independence requirements set forth therein. The full text of the Corporate Governance Guidelines, including the independence requirements, is available for your review in the Governance Documents section of our website at https://investors.energyvault.com/governance. For a director to be considered independent, our Board of Directors must determine that a director meets the independent director qualification standards set forth in the Corporate Governance Guidelines, which comply with the New York Stock Exchange Listed Company Manual definitions of independent, and is free from any material relationship with us and our executive officers. Our Board of Directors considers all relevant facts and circumstances known to it in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation or significant financial interest.
Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board of Directors has determined that each of Larry M. Paulson, Theresa Fariello, Bill Gross, Stephanie Unwin, Thomas Ertel and Mary Beth Mandanas, representing six of our seven directors do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is “independent” as that term is defined under the rules of the NYSE. In making this determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including the beneficial ownership of our common stock by each non-employee director and the relationship of certain non-employee directors with certain of our significant stockholders.
Each member of our Board of Directors serving on our audit, compensation and nominating and corporate governance committees is “independent” within the meaning of the applicable rules of the NYSE and, as applicable, the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Background and experience of directors
Our nominating and corporate governance committee is responsible for reviewing with our Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:
personal and professional integrity;
ethics and values;
experience in corporate management, such as serving as an officer or former officer of a publicly held company;

experience in the industries in which we compete;
experience as a board member or executive officer of another publicly held company;
diversity of background and expertise and experience in substantive matters pertaining to our business relative to other board members;
conflicts of interest; and
practical and mature business judgment.
Role of the Board in risk oversight
Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board of Directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks, and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The compensation committee, in consultation with management, has reviewed the design and operation of our compensation arrangements and evaluated the relationship between our risk management policies and practices and these arrangements. As a result of this review, the compensation committee has determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on us. The audit committee is responsible for overseeing the management of risks relating to accounting matters, financial reporting, and privacy and cybersecurity. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with the independence of our Board of Directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks through discussions from committee members. We believe that our Board’s leadership structure supports effective risk management because it allows independent directors at the board level and on our committees to exercise oversight over management.
Board Leadership Structure
The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board of Directors believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board of Directors. The Board of Directors has determined that having Robert Piconi serve as Chairman is the best use of his extensive knowledge of the Company and its industry and serves to foster greater communication between the Company’s management and the Board of Directors.
Lead Independent Director
As part of our continued efforts to ensure a strong, independent and active Board of Directors, we have designated a Lead Independent Director, who serves as the principal liaison between independent directors and the Chairperson and senior management, as well as the lead approver of all agendas, meetings and related information. We believe this role is integral to providing effective oversight of management and strong leadership of the independent directors. Larry Paulson currently serves as our lead independent director.
Attendance at Meetings
During the year ended December 31, 2023, our Board of Directors met four times. Each member of the Board of Directors attended all of the meetings of our Board of Directors and the meetings of any of our board committees on which each member of the Board of Directors served that were held during the term of each such director. Our Board of Directors and each of the board committees also acted by way of various unanimous written consents during the year ended December 31, 2023. In addition, the non-management directors of the compensation committee, the audit committee and the Board of Directors met, at times, without management present in executive session.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting of Stockholders, we encourage our directors to attend. All seven of the members of our Board of Directors attended the Annual Meeting held in 2023.
Board Committees
Our Board of Directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Our Board of Directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.
The current composition of each Board committee is set forth below.

Director	Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee
Robert Piconi*
Larry M. Paulson	C		✓
Theresa Fariello	✓		✓
Bill Gross
Stephanie Unwin		✓
Thomas Ertel	✓	C
Mary Beth Mandanas		✓	C

✓ Member
C Chairperson
* Chairman of the Board
Audit committee
Our audit committee consists of Thomas Ertel, Mary Beth Mandanas and Stephanie Unwin, each of whom our Board of Directors has determined satisfies the independence requirements for audit committee members under the rules and regulations of the SEC and the listing standards of the NYSE applicable to audit committee members. Each member of our audit committee qualifies as an audit committee financial expert within the meaning of SEC regulations and meet the financial sophistication requirements of the NYSE. The chair of our audit committee is Mr. Ertel, who our Board of Directors has determined is an “audit committee financial expert”, within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE. Our audit committee held four meetings in 2023.
Our audit committee is responsible for, among other things:
assisting our Board of Directors with its oversight of the following: the integrity of our financial statements; our compliance with legal and regulatory requirements; the qualifications, independence, and performance of our independent registered public accounting firm; the design and implementation of our internal audit function, and risk assessment and risk management;

appointing, compensating, retaining, overseeing and, where appropriate, replacing the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for us;
overseeing and, at least annually, evaluating the qualifications and performance of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for us;
reviewing and resolving any disagreements that may arise between management and the independent auditor regarding financial reporting or internal control over financial reporting;
evaluating the independence of the independent auditor;
reviewing and approving, in advance, the scope and plans for the audits and the audit fees;
reviewing and discussing the following with management, the internal auditors, and the independent auditor, as applicable: the annual audit plan and scope of audit activities and monitor such plan’s progress; the scope and timing of the annual audit of our financial statements; our annual audited and quarterly unaudited financial statements and annual and quarterly reports on Forms 10-K and 10-Q, and recommending to the Board whether the audited financial statements should be included in our Form 10-K; the results of the independent audit and the quarterly reviews of our financial statements, and the independent auditor’s opinion on the audited financial statements; the reports and certifications regarding internal control over financial reporting and disclosure controls and procedures; major issues regarding accounting principles and financial statement presentation; analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on our financial statements;
reviewing and discussing reports from the independent auditor;
reviewing and overseeing our cash management, investing activities, and tax planning and compliance, and approving policies related to these matters, if any;
preparing the audit committee report;
reviewing, in general, earnings press releases, and reviewing and discussing with management and the independent auditors policies with respect to earnings press releases and the type and presentation of information to be included therein, financial information and earnings guidance provided to the public, analysts, and rating agencies;
reviewing and discussing with management, the internal auditors, if applicable, and the independent auditor the adequacy and effectiveness of our internal controls;
reviewing and discussing the adequacy and effectiveness of our disclosure controls and procedures;
reviewing management’s plans, if any, with respect to the responsibilities, budget, and staffing of the internal audit function and our plans for the implementation of the internal audit function, which may be outsourced to external service providers; reviewing and discussing the results of the internal audit, significant issues in internal audit reports, and responses by management; reviewing and discussing the performance and effectiveness of the internal audit function;
reviewing, with counsel, legal or regulatory matters that could have a material impact on our financial statements;

establishing and overseeing procedures for the receipt, retention, and treatment of complaints received by our reporting accounting, internal accounting controls, or auditing matters, as well as for confidential and anonymous submissions by our employees concerning questionable accounting or auditing matters;
overseeing the management of risks associated with our financial reporting, accounting, and auditing matters;
reviewing and overseeing all transactions between us and a related person (as defined in Item 404 of Regulation S-K), in accordance with our policies and procedures;
setting hiring policies with regard to our hiring employees and former employees of the independent auditor and oversee compliance with such policies.
Our audit committee operates under a written charter that satisfies the applicable listing standards of the NYSE and is available on the governance section of our website at www.energyvault.com.
Compensation committee
Our compensation committee consists of Larry Paulson, Theresa Fariello and Thomas Ertel, with Mr. Paulson serving as chair. Our Board of Directors has determined that each of the compensation committee members is a non-employee member of our Board of Directors as defined in Rule 16b-3 under the Exchange Act. The composition of our compensation committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of the NYSE applicable to compensation committee members. Our compensation committee held four meetings in 2023.
The compensation committee is responsible for, among other things:
review annually and determining and approving the form and amount of compensation to be paid or awarded to the Chief Executive Officer and, in consultation with the Chief Executive Officer, determining the form and amount of compensation to be paid or awarded to all other executive “officers,” as defined in the rules promulgated under Section 16 Exchange Act;
establishing annually corporate goals and objectives relevant to compensation for the Chief Executive Officer;
evaluating annually the Chief Executive Officer’s performance against any corporate goals and objectives relevant to the Chief Executive Officer’s compensation;
establishing annually corporate goals and objectives relevant to compensation, in consultation with the Chief Executive Officer, for other executive officers.
evaluating annually, in consultation with the Chief Executive Officer, other executive officer performance against any corporate goals and objectives relevant to such officers’ compensation;
administering and, if determined to be necessary, amend our 401(k) plan, deferred compensation plan if any, and any other material compensation plan;
recommend to the Board, for approval by the Board, the form and amount of cash- and equity-based and other compensation to be paid to the non-employee members of the Board;
reviewing periodically and making recommendations to the Board with respect to adoption and approval of, or amendments to, our stock plans;
administering and interpreting the stock plans;

as and when required by applicable rules and regulations, participating in the preparation of the Compensation Discussion and Analysis to be included in our filings with the SEC and generally overseeing our compensation-related disclosure;
overseeing our submission to, and consider the results of, stockholder votes of matters relating to compensation;
overseeing our compliance with legal and regulatory requirements associated with compensation of our executive officers, other employees, and non-employee directors, and coordinating as needed with the Board or other committees of the Board on matters requiring such coordination;
overseeing the management of risks associated with our compensation policies and programs, including an annual review of our risk management processes related to our compensation programs;
periodically reviewing and revising a peer group of companies against which to assess our compensation programs and practices to ensure that they are competitive and supportive of our strategy and objectives;
establishing the terms of, amending and overseeing the application of our policy for clawback, or recoupment, of incentive compensation;
overseeing engagement with stockholders and proxy advisory firms on executive compensation matters;
assisting the Board in its oversight of the development, implementation and effectiveness of our policies and strategies relating to our human capital management function.
Subject to the terms of our compensation plans, our compensation committee has discretion to determine the amount, form, structure and implementation of compensation payable to our executive officers, including, where appropriate, discretion to increase or decrease awards or to award compensation absent the attainment of performance goals and to award discretionary cash compensation outside of the parameters of our compensation plans. In exercising such discretion, our compensation committee consults with our management and may engage an independent compensation consultant. Our Chief Executive Officer annually reviews the performance of each of the other executive officers relative to individual and corporate annual performance goals established for the year. Our Chief Executive Officer then presents his compensation recommendations based on these reviews to our compensation committee. To the extent permitted by and consistent with applicable law and the provisions of a given equity-based plan, our compensation committee may delegate to one or more officers the power to grant options or other stock awards pursuant to such equity-based plan to our employees or any of our subsidiaries who are not our directors or our executive officers.
Our compensation committee operates under a written charter that satisfies the applicable listing standards of the NYSE and is available on the governance section of our website at www.energyvault.com.
Nominating and corporate governance committee
Our nominating and corporate governance committee consists of Mary Beth Mandanas, Theresa Fariello and Larry Paulson, with Ms. Mandanas serving as chair. The composition of our nominating and governance committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of the NYSE applicable to nominating and corporate governance committee members. Our nominating and corporate governance committee held two meetings in 2023.
The nominating and corporate governance committee is responsible for, among other things:
overseeing the Board evaluation process, including conducting periodic evaluations of (i) the performance of the Board as a whole, each board committee, and each individual director, and (ii) the qualifications and performance of Board’s members eligible for reelection;

reviewing the composition and size of the Board and determining the criteria for Board’s membership;
establishing procedures for the submission of candidates for election to the Board, including recommendations by our stockholders, which procedures shall be set forth in our policies and procedures for director candidates;
selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders;
reviewing and evaluating any stockholder nominees for director submitted in accordance with our bylaws and any candidates for the Board recommended by stockholders in accordance with our policies and procedures for director candidates;
identifying, considering, and recommending candidates to fill new positions or vacancies on the Board;
reviewing and making recommendations to the Board on the appropriateness of continued director service by any director who submits a letter of resignation to the Board in accordance with the corporate governance guidelines;
periodically reviewing the composition of each board of directors committee and making recommendations to the Board for the creation of additional Board committees or the change in mandate or dissolution of Board committees;
recommending to the Board persons to be members and chairpersons of the Board committees;
overseeing the other Board committees’ annual review and assessment of the adequacy of their charters and annual evaluation of the performance of such committees;
developing and recommending to the Board the corporate governance guidelines and periodically reviewing the effectiveness of the corporate governance guidelines approved by the Board of directors and recommending proposed changes to the Board of directors;
reviewing proposed changes to our certificate of incorporation and bylaws and making recommendations to the Board;
reviewing stockholder proposals relating to corporate governance and other matters and recommending to our Board response to such proposals;
overseeing the management of risks associated with director independence, conflicts of interest, Board composition and organization, and director succession planning;
reviewing periodically the succession planning for the Chief Executive Officer and other executive officers, reporting the findings and recommendations to the Board, and working with the Board in evaluating potential successors to these positions;
periodically reviewing our code of conduct approved by the Board and recommending proposed changes to the Board;
reviewing actual and potential conflicts of interest, including potential taking of “corporate opportunities” by insiders, Board of Directors members, and corporate officers, other than related party transactions reviewed by the audit committee of the Board, and approving or prohibiting any involvement of such persons in matters that may involve a conflict of interest or the taking of a corporate opportunity;
making recommendations for director orientation and continuing education programs;

ensuring that the audit committee and compensation committee of the Board review and assess the adequacy of their respective charters annually; reviewing any other policies and charters as the Board of Directors may direct; and submitting any recommended changes to such charters and policies to the Board for approval.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE and is available on the governance section of our website at www.energyvault.com.
Compensation committee interlocks and insider participation
No member of our compensation committee is or has been a former or current executive officer or employee of the Company. During 2023, no member of our compensation committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the Board of Directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.
The Company’s Director Nomination Process
As indicated above, our nominating and corporate governance committee oversees the director nomination process. This committee is responsible for assisting the Board of Directors in establishing minimum qualifications for director nominees, including qualities and skills that members of our Board of Directors are expected to possess.
Our nominating and corporate governance committee identifies and evaluates individuals qualified to become members of our Board of Directors. Our nominating and corporate governance committee then recommends that our Board of Directors select the director nominees for the election at the next annual meeting of stockholders, or to fill vacancies on our Board of Directors occurring between annual meetings of the stockholders.
We believe it is important to have an appropriate mix of diversity for the optimal functionality of the Board of Directors. Our nominating and corporate governance committee charter requires that the committee consider each candidate’s qualities and skills and our nominating and corporate governance committee considers each candidate’s character, judgment, diversity, gender, age, independence, expertise, experience, length of service, other commitments and the like, as approved by the Board of Directors in our policies and procedures for director candidates. The Board of Directors believes it is important for each member of the Board of Directors to possess skills and knowledge in the areas of leadership of large, complex organizations; finance; strategic planning; laws and regulations; government relations; and relevant industries, especially the ecommerce space. These considerations help ensure that the Board of Directors as a whole has the appropriate mix of diversity, characteristics, skills and experiences for the optimal functioning of the Board of Directors in its oversight of our Company. As part of its periodic self-assessment process, the nominating and corporate governance committee reviews and evaluates its performance, including overall composition of the Board of Directors and the criteria that it uses for selecting nominees in light of the specific skills and characteristics necessary for the optimal functioning of the Board of Directors in its oversight of our Company. The nominating and corporate governance committee considers all of the criteria described above, including the candidate’s diversity, in identifying and selecting nominees and in the future may establish additional minimum criteria for nominees.
General Nomination Right of All Stockholders. Any stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Amended and Restated Bylaws (our “Bylaws”). In order for a stockholder’s director nomination to be timely, the stockholder must deliver written notice to our secretary at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting in any other year is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the one hundred and twentieth (120) day prior to such annual meeting and not later than the close of business on the later (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date if such annual meeting was made, whichever occurs first. Such notification must contain the written consent of each proposed nominee to serve as a director if so elected and all other information required in Section 1.10 of our Bylaws.
Director Compensation
The information contained in “Executive and Director Compensation” is incorporated herein by reference.
Shareholder Engagement
Management and directors engage with our stockholders throughout the year in a variety of forums. Our interactions cover a broad range of governance and business topics, including proxy access, Board elections, compensation practices, peer group composition and business strategy. Our engagement activities and meaningful exchanges to which we have been exposed provide us with a valuable understanding of our shareholders’ perspectives and an opportunity to share views with them. We look forward to maintaining an open line of dialogue with our shareholders.
We encourage you to visit the Governance area of our website (https://investors.energyvault.com/governance) where you will find detailed information about our corporate governance practices and policies, including our nominating and corporate governance committee charter.
Communications with Directors
Stockholders and any interested party who would like to send communications to our Board of Directors, any Board committee or to any individual director may do so by submitting such communications in writing to the Board of Directors, the Board committee, or the individual director at 4360 Park Terrace Drive, Suite 100, Westlake Village, California, 91361 or by emailing legal@energyvault.com. We suggest, but do not require, that such submissions include the name and contact information of the stockholder or interested party making the submission and a description of the matter that is the subject of the communication. In accordance with instructions from our Board of Directors any such communication will be reviewed by the Chief Legal Officer and, to the extent such communication falls within the scope of matters generally considered by our Board of Directors, then the Chief Legal Officer will distribute such information to our Board of Directors, any Board committee or to any individual director for review, as appropriate.
Code of Ethics and Business Conduct
We have adopted a code of ethics and business conduct that applies to all employees, including employees of our subsidiaries, as well as each member of our Board of Directors. The code of ethics and business conduct is available at our website at https://investors.energyvault.com/governance.
We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our website, at the address specified above.
Anti-Hedging and Anti-Pledging Policy
Our Board of Directors has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as puts and calls, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as our other stockholders. In addition, individuals subject to this policy are prohibited from pledging the Company’s securities as collateral to secure loans, without the approval of a compliance officer.
Environmental, Social and Governance
We are committed to sustainability as reflected in our core mission, our focus on sustainable business management practices, and our dedication to sustainable production design and supply chain management. Our focus in 2023 was on designing more sustainable products and taking steps to implement a cohesive sustainability strategy across business lines and geographies. Our sustainability directive is to enable a renewable world through the implementation of sustainable business practices that will ultimately yield a positive impact on the environment. We respect our business relationships and strive to be a responsible partner to our suppliers and customers around the world. Maintaining an environment of transparency and accountability allows us to share our passions and commitments with all of our stakeholders. Our strong dedication to transparency with respect to sustainability and ESG is reflected by our plan to publish annual sustainability reports, which can be accessed on our website.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

✓	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.
The audit committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. Our audit committee has selected BDO USA, P.C. ("BDO") to serve as our independent registered public accounting firm to audit the consolidated financial statements of Energy Vault Holdings, Inc. for the fiscal year ending December 31, 2024. As a matter of good corporate governance, we are asking the stockholders to ratify the selection of BDO as our independent registered public accounting firm for the year ending December 31, 2024. The affirmative vote of a majority of the Common Stock having voting power present in person or represented by proxy and entitled to vote will be required to ratify the selection of BDO.
Stockholders are not required to ratify the appointment of BDO as our independent registered public accounting firm. If stockholders fail to ratify the appointment, the audit committee will consider whether or not to retain BDO. Even if the appointment is ratified, the audit committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Representatives of BDO will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
BDO has served as our auditor since 2020. A representative of BDO is expected to be present virtually at the annual meeting to respond to appropriate questions and make a statement if he or she so desires.
Principal Accountant Fees and Services
The following table sets forth the aggregate fees billed by BDO for the fiscal years ended December 31, 2023 and December 31, 2022:

	2023	2022
Audit Fees(1)(2)	$684,978	$859,959
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$684,978	$859,959

(1)    Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements for 2023 and 2022, quarterly reviews of interim consolidated financial statements and audit services in connection with statutory filings for our international subsidiary. It includes approximately $10,000 and $205,000 for 2023 and 2022, respectively, for issuance of consents and professional services provided in connection with registration statements.
(2)    Fees for 2022 have been revised by $185,000 to update the amounts to reflect the resolution of final fees, which occurred subsequent to the filing of the proxy statement.
Pre-Approval Policies
Our audit committee approved all audit and audit-related fees for services performed by our independent registered public accounting firm during 2023. The audit committee has audit and non-audit services pre-approval policies and procedures in place. The policies and procedures provide for general pre-approval for a specified range of fees for certain categories of routine services to be provided during a given calendar year. This general pre-approval is automatically renewed at the beginning of each calendar year, unless otherwise determined by the audit committee. If the cost of any proposed service exceeds the amount for which general pre-approval has been established, specific pre-approval by the audit committee is required. Specific pre-approval of services is considered at the regular meetings of the audit committee. The policies and procedures in place also establish a list of prohibited non-audit services. In making all of its pre-approval determinations, the audit committee considers, among other things, whether such services are consistent with the rules promulgated by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC regarding auditor independence, whether the independent auditor is best positioned to provide the most effective and efficient service, and whether the service might enhance the Company’s ability to manage and control risk or improve audit quality. These and other factors are considered as a whole and no one factor is necessarily determinative.
Recommendation of the Board of Directors
Our Board of Directors unanimously recommends that the stockholders vote FOR the ratification of BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

AUDIT COMMITTEE REPORT
The audit committee is a committee of the Board of Directors that meets the listing standards of the NYSE and the rules and regulations of the SEC. The audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of the audit committee is available on our website at https://investors.energyvault.com/governance. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.
The audit committee provides oversight of our accounting and financial reporting process, the audit of our consolidated financial statements, and our internal control function. With respect to our financial reporting process, our management establishes and maintains internal controls and prepares our consolidated financial statements. The independent registered public accounting firm, BDO USA, P.C. ("BDO"), performed an independent audit of our consolidated financial statements as of and for the year ended December 31, 2023. The audit committee oversees these activities. The audit committee does not prepare our financial statements, which is the responsibility of management. The audit committee discussed with the independent registered public accounting firm, BDO, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent registered public accounting firm’s communications with the audit committee, as well as by SEC regulations.
Consistent with the audit committee’s oversight function, the audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with the Company’s management. The audit committee received the written disclosures and the letter from BDO as required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and discussed with BDO the accounting firm’s independence.
Based on the audit committee’s review and discussions with management and BDO, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
AUDIT COMMITTEE
Thomas Ertel (Chair)
Mary Beth Mandanas
Stephanie Unwin
Members of the Audit Committee
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS
Below is biographical information for each of our current executive officers as of April 9, 2024, other than Robert Piconi (whose biographical information is shown under “Proposal 1: Election of Two Directors”) and subject to the resignation of Jan Kees van Gaalen.

Name	Age	Position
Robert Piconi	53	Chief Executive Officer and Director
Jan Kees van Gaalen (1)	67	Chief Financial Officer
Josh McMorrow	50	Chief Legal Officer
Christopher K. Wiese	64	Chief Operating Officer
Marco Terruzzin	51	Chief Product Officer
Goncagul İçören	48	Chief People Officer
Akshay Ladwa	40	Chief Engineering Officer
Laurence Alexander	59	Chief Marketing Officer
(1)    Effective April 15, 2024, Jan Kees van Gaalen will resign as Chief Financial Officer and Michael Beer will succeed him in this role. For more information regarding this transition, please refer to our current report on Form 8-K filed April 4, 2024.
Jan Kees van Gaalen has served as Energy Vault’s Chief Financial Officer since 2022 and will resign from this role effective April 15, 2024. Mr. van Gaalen served as interim Chief Financial Officer at OneSpan (Nasdaq: OSPN), a publicly held digital agreements security software company from October 2021 until September 2022. Previously, from September 2018 to December 2019, he served as Chief Financial Officer of C&J Energy Services, a large provider of oilfield services. Prior to C&J Energy Services, from September 2015 to September 2018, Mr. van Gaalen was Chief Financial Officer of Kennametal, a leading global provider of metalworking products and tools. Mr. van Gaalen graduated with a B.A. in Economics from Erasmus University Rotterdam and received his MBA in Finance from the HEC School of Management in Paris.
Josh McMorrow has served as Energy Vault’s Chief Legal Officer since 2022. Mr. McMorrow is responsible for overseeing Energy Vault’s legal, regulatory, IP and compliance functions, as well as all legal aspects of its strategic and commercial partnerships as the company continues to scale its operations and expand its global footprint. Mr. McMorrow joined the Energy Vault leadership team as a Senior Legal Executive with broad international experience in the energy, industrial gas, construction, and chemicals industries. Mr. McMorrow has been recognized as one of the top 100 GCs in three countries (United States, Switzerland, and Germany) as well as being named General Counsel of the Year for Energy. Mr. McMorrow serves on the Supervisory Board, and as a member of the Audit Committee of Philomaxcap AG. Before joining Energy Vault, he served as Vice President, Secretary and Group General Counsel for Atotech Group from 2019 to 2022, and he also served in a number of roles for Weatherford International from 2014 to 2019 including VP, Chief Commercial Counsel and General Counsel — North America. Mr. McMorrow also spent 8 years with Air Liquide, ultimately as General Counsel of Air Liquide Engineering & Construction for the Americas. Josh McMorrow graduated with Honors from the University of Texas School of Law and completed his undergraduate degree in International Business at Trinity University, graduating cum laude.
Christopher K. Wiese has served as Energy Vault’s Chief Operating Officer since 2022. Mr. Wiese also served as Energy Vault Inc.’s Vice President of Engineering from February 2021 to September 2021. Prior to Energy Vault, Mr. Wiese served as Vice President of Global Procurement for Zebra Technologies Corporation (Nasdaq: ZBRA) from 2015 to 2019. Prior to joining Zebra Technologies Corporation Mr. Wiese served as the Senior Vice President of Engineering at Danaher from 2013 to 2014, and the Chief Operating Officer for Spirent Communications plc from 2007 to 2013. Mr. Wiese began his career at Bell Labs in 1988 and progressed through increasing roles of responsibility within the R&D, Engineering and Supply Chain organizations. Mr. Wiese holds a B.S. and a M.S. in Mechanical Engineering from the University of Wisconsin.
Marco Terruzzin has served as Energy Vault’s Chief Product Officer since 2022. Prior to Energy Vault, Dr. Terruzzin was founder of EVfy, Inc. Prior to founding EVfy, Inc., Dr. Terruzzin served as Director of Energy Storage for RWE Renewables GmbH from 2017 to 2019. Prior to joining RWE Renewables GmbH, Dr. Terruzzin served as Head of Energy Storage Edge Platform for Stem, Inc. from 2016 to 2017. Prior to joining Stem, Inc., Dr. Terruzzin served as Managing Director - Americas for Electro Power Systems S.A. from 2015 to 2016. Dr. Terruzzin holds a M.Sc. in Mechanical Engineering and a Ph.D. in Energy Economics from University of Padua (Italy) and an M.B.A. from the University of Virginia Darden School of Business.
Goncagul İçören has served as Energy Vault’s Chief People Officer since 2022. Prior to Energy Vault, Ms. Icoren served as an Executive Director of HR at Amgen Inc. (Nasdaq: AMGN) from 2017 to 2021 and a Regional HR Lead from 2014 to 2017. Prior to joining Amgen Inc., Ms. Icoren served as Vice President of Global Talent Management at Actavis Pharma, Inc. from 2012 to 2014 and Vice President of Human Resources for Europe from 2009 to 2012. Ms. Icoren holds a B.A. in International Relations from Middle East Technical University and an Executive M.Sc. in International Human Resource Management from Cranfield University Cranfield School of Management.
Laurence Alexander has served as Energy Vault’s Chief Marketing Officer since 2022. Mr. Alexander has also served as Chairman for Wantley Manor Consultancy Ltd. since 2002 and a board advisor for Chronos Imaging LLC since 2018. Prior to Energy Vault, Mr. Alexander co-founded EarlyWMC Limited and served as its Chairman from 2010 to 2019. Mr. Alexander also served as Vice President Marketing for Danaher Corporation from 2010 to 2015. Prior to Danaher Corporation, Mr. Alexander served as Group Chief Executive Officer for SAB Holdings, LLC from 2009 to 2010. Prior to SAB Holdings, LLC, Mr. Alexander served in roles of increasing responsibility for O2, a brand owned by Telefónica, from 2002 to 2005. Prior to O2, Mr. Alexander served as Chief Executive Officer for Genie, a subsidiary of British Telecom, from 1999 to 2002. Prior to Genie, Mr. Alexander served as Managing Director of Consumer Services and Chief Operating Officer for World Online from 1998 to 1999. Mr. Alexander holds a HND in Business Studies from Greater Brighton MET.
Akshay Ladwa has served as Energy Vault’s Chief Engineering Officer since October 2021. Mr. Ladwa is responsible for technology innovation and creating customer centric solutions. Prior to Energy Vault, Mr. Ladwa served as Vice President of Energy Storage & Integration at BrightNight from November 2019 to October 2021. Mr. Ladwa served as Vice President of Engineering at Wartsila from July 2017 to November 2019. Mr. Ladwa served various roles at Greensmith Energy Management Systems from June 2013 to July 2017, including Engineering Program Manager, Director of Engineering, and Vice President of Engineering. Mr. Ladwa holds a B.E. in Mechanical Engineering from Visvesvaraya Technological University, and a M.S. of Mechanical Engineering from Lawrence Technological University.

EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “2023 Summary Compensation Table” below. For the year ended December 31, 2023, our named executive officers were Robert Piconi, Chief Executive Officer, Jan Kees van Gaalen, Chief Financial Officer, and Akshay Ladwa, Chief Engineering Officer. Effective April 15, 2024, Jan Kees van Gaalen will resign as Chief Financial Officer and he will be replaced by Michael Beer.
This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Furthermore, the compensation reported in this discussion is not necessarily indicative of how the named executive officers will be compensated in the future.
2023 Summary Compensation Table
The following table shows information regarding the compensation of our named executive officers for the years ended December 31, 2023 and December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)(3)
Robert Piconi	2023	808,421	—	—	3,151,000	—	297,814 (4)	4,257,235
Chief Executive Officer	2022	710,425	—	20,092,548	—	1,019,859	128,943	21,951,775

Jan Kees van Gaalen	2023	375,000	—	2,076,000	—	—	10,457 (5)	2,461,457
Chief Financial Officer

Akshay Ladwa	2023	383,667	88,000 (6)	—	822,000	92,586	4,548 (5)	1,390,801
Chief Engineering Officer
(1) These amounts represent the aggregate grant date fair value for awards granted in 2023 and 2022. The grant date fair value was computed in accordance with ASC Topic 718 (excluding the effect of estimated forfeitures) rather than the amounts paid to or realized by the named executive officer. The assumptions we used in valuing stock awards and option awards are described in Note 16 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 10-K”). As discussed below, Mr. van Gaalen received an equity award in January 2023 that was subject, in part, to market conditions (the “Market-Based Portion”). In accordance with the SEC rules, the amount reported herein for the Market-Based Portion ($1,211,000) is based upon the probable outcome of such conditions as of the grant date in accordance with ASC Topic 718 using the Monte Carlo method, as described in more detail in Note 16 to our audited financial statements included in our 2023 10-K. The maximum value of the Market-Based Portion of Mr. van Gaalen’s award as of the grant date (assuming the full satisfaction of the market conditions) would have been $2,422,000.
(2) Represents 2023 annual cash bonuses granted to each named executive officer based on a review of the yearly performance of the named executive officer and the Company. These bonuses were paid in March 2024. Please refer to the section entitled "Narrative Disclosure to 2023 Summary Compensation Table — 2023 Annual Cash Bonuses" for additional information.
(3) Amounts shown in this table are expressed in U.S. dollars. Amounts for 2022 paid in CHF to Mr. Piconi have been converted to U.S. dollars based on an exchange rate of 1.08271 as of December 31, 2022. Amounts for 2023 paid in CHF to Mr. Piconi have been converted to U.S. dollars based on an exchange rate of 1.18797 as of December 31, 2023.
(4) This amount represents (i) a health allowance of $36,488, (ii) a car allowance of $33,273, (iii) medical physical fees of $43,740, (iv) club fees of $46,484, (v) 401(k) employer matching contributions of $81, (vi) tax return preparation fees of $40,065 and (vii) pension costs of $97,683.
(5) These amounts represent 401(k) employer matching contributions.
(6) This amount reflects a discretionary bonus that was awarded to Mr. Ladwa in connection with the substantial completion on our 440 MWh battery energy storage system with NV Energy.
Narrative Disclosure to 2023 Summary Compensation Table
The compensation of our named executive officers generally consists of base salary, annual incentive compensation and equity compensation. In making executive compensation decisions for our named executive officers, the Board, with input from the Chief Executive Officer (other than with respect to his own arrangements) considers such factors as it deems appropriate in its exercise of discretion and business judgment, including a subjective assessment of the named executive officer’s performance, the amount of vested and unvested equity awards held by the officer, amounts paid to our other executive officers and competitive market conditions.
Base Salary
Base salary is set at a level that is commensurate with the named executive officer’s duties and authorities, contributions, prior experience and sustained performance. Our named executive officers’ base salaries are typically reviewed annually, and adjustments may be made when the Board or our compensation committee deems appropriate.
The following table shows the annual cash base salaries of our named executive officers for 2023 and 2024.

Name	2023 Cash Annual Base Salary ($)	2024 Cash Annual Base Salary ($)
Robert Piconi (1) (2)	690,000	724,500
Jan Kees van Gaalen	375,000	375,000
Akshay Ladwa (3)	420,000	441,000
(1) Mr. Piconi is paid all but $60,000 of his base salary in Swiss Francs (CHF), and his employment agreement generally requires conversion of his annual base salary from US dollars to Swiss Francs to be calculated on a one-for-one basis.
(2) On March 1, 2024, increased from $690,000 to $724,500 in connection with ordinary course merit increases for 2024.
(3) On March 1, 2023, increased from $350,000 to $374,500 in connection with ordinary course merit increases for 2023. On September 18, 2023, increased to $420,000 in connection with Mr. Ladwa’s increased duties and responsibilities with the Company. On March 1, 2024, increased to $441,000 in connection with ordinary course merit increases for 2024.

2023 Annual Cash Bonuses
Each of our named executive officers is eligible to earn an annual incentive bonus for each year they are employed by us, with the target amount of such bonus opportunity set as a percentage of each named executive officer’s annual base salary. Target cash bonus opportunities are set at a level that is commensurate with the named executive officer’s duties and authorities, contributions, prior experience and sustained performance. The target bonus opportunities are typically reviewed annually and are adjusted when the Board or our compensation committee determines it is appropriate.
For 2023, our named executive officers’ target annual cash bonuses, expressed as a percentage of base salary paid in 2023, were 100% for Mr. Piconi, 100% for Mr. van Gaalen and 75% for Mr. Ladwa.
Based upon recommendations from our compensation committee, our Board generally determines annual bonuses for our named executive officers’ by multiplying (a) eligible base earnings for the applicable year , by (b) target cash bonus percentage, by (c) the level of achievement of corporate objectives, by (d) the level of achievement of individual objectives during the year. In addition, the Board retains discretion to adjust annual bonuses further as it determines to be appropriate to reflect other factors that the Board believes to be appropriate.
For 2023, the Company's corporate objectives consisted of contract bookings (weighted at 30%), recognized revenue (weighted at 20%), gross margin (weighted at 20%), end-of-year unrestricted cash (weighted at 20%) and safety goals (weighted at 10%).
In assessing individual performance during the year, the Board and the compensation committee take into account Mr. Piconi’s assessment of the named executive officers other than himself. The assessment of Mr. Piconi’s performance objectives are determined by the Board based upon the recommendation of the compensation committee.
In March 2024, in consultation with management and upon the recommendation of the compensation committee, the Board determined that the corporate objectives were achieved at 27% of target. After assessing individual performance, the Board determined that individual objectives were achieved at the following levels: 150% of target for Mr. Piconi, 0% for Mr. van Gaalen and 126% for Mr. Ladwa. Additionally, in order to preserve cash for the general incentive compensation pool to be redistributed to the non-executive employee population, the Board then exercised its discretion to adjust annual bonuses and determined that Mr. Piconi would not be awarded a cash bonus under the Company's 2023 annual cash bonus program. The actual amounts paid to our named executive officers under the Company’s 2023 annual cash bonus program are set forth in the 2023 Summary Compensation Table above under the heading “Non-Equity Incentive Plan Compensation.”
Equity Compensation
    In 2023, the equity compensation granted to each of Mr. Piconi and Mr. Ladwa consisted of options to purchase shares of our common stock (“Options”) pursuant to an equity incentive plan that we maintain. These Options generally vest in three equal annual installments, subject generally to continued service.
    In 2023, we granted two awards of restricted stock units (“RSUs”) to Mr. van Gaalen. One of Mr. van Gaalen’s RSU awards covers 250,000 shares and vests over four years, with 25% vesting on November 30, 2023, and the remainder vesting in 12 equal quarterly installments thereafter. The second RSU award that was granted to Mr. van Gaalen covers 350,000 shares and vests as follows: (i) as to 116,667 shares, if the fair market value per share of common stock equals or exceeds $11.00 for twenty trading days during any consecutive thirty trading day period occurring after January 9, 2024 and prior to January 9, 2027, (ii) as to 116,667 shares, if the fair market value per share of common stock equals or exceeds $13.00 for twenty trading days during any consecutive thirty trading day period occurring after January 9, 2024 and prior to January 9, 2027, and (iii) as to 116,666 shares, if the fair market value per share of common stock equals or exceeds $15.00 for twenty trading days during any consecutive thirty trading day period occurring after January 9, 2024 and prior to January 9, 2027. These award of RSUs are generally subject to continued service on the vesting date.
Please refer to our Outstanding Equity Awards at 2023 Fiscal Year End table below for additional information regarding equity awards held by our named executive officers.

Health and Welfare Benefits and Perquisites
Our named executive officers are generally eligible to participate in our health and welfare plans to the same extent as other full-time employees. We reimburse our named executive officers for their necessary and reasonable business and travel expenses incurred in connection with their services to us.
We also sponsor a 401(k) defined contribution plan in which our NEOs may participate, subject to limits imposed by the Internal Revenue Code, to the same extent as all of our other full-time employees. During 2023, we made discretionary employer matching contributions equal to 100% for the first 1% of eligible compensation and 50% for eligible contributions made by participants in the 401(k) plan, up to 6% of a participant’s eligible compensation. These matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
Additionally, Mr. Piconi is entitled to certain additional expenses and reimbursements, as described below in the section entitled “Employment Arrangements with Energy Vault’s Named Executive Officers — Agreements with Robert Piconi.” Otherwise, we generally do not provide our named executive officers with perquisites or other personal benefits.
Employment Arrangements with Energy Vault’s Named Executive Officers
We have entered into an employment agreement with each of our named executive officers setting forth the initial terms of such officer’s employment. For each of our named executive officers, employment is “at will” and may be terminated at any time.
Agreements with Robert Piconi
Mr. Piconi entered into a new employment agreement with the Company and Energy Vault SA on November 11, 2022 pursuant to which Mr. Piconi serves as the Company’s President and Chief Executive Officer (the “Piconi Agreement”).
Pursuant to the Piconi Agreement, Mr. Piconi was entitled to receive an initial annual base salary of $690,000 and is also eligible to receive an annual discretionary bonus award targeted at 100% of his then-current base salary. Mr. Piconi is also entitled to receive annual equity awards at a target level at least equal to four times the sum of his base salary plus target bonus. Upon a change in control, 100% of all time-based equity awards will become fully vested and 50% of all then unvested performance-based equity awards will become immediately vested.
Mr. Piconi is also entitled to receive (i) a tax gross-up payment for any incremental taxes imposed on him as a result of expense reimbursements, (ii) reimbursements for reasonable costs incurred in connection with accounting and tax return preparation assistance, (iii) the cost of an annual health examination, (iv) reasonable costs incurred in connection with global physician support services when on Company business travel, (v) monthly membership dues of up to $2,500 per month for on professional or industry social club, (vi) an automobile allowance of up to $1,500 per month and (vii) reimbursement for legal fees associated with the negotiation of the Piconi Agreement.
Under the terms of the Piconi Agreement, in the event of a termination by the Company without cause or due to his disability or by Mr. Piconi for good reason, or due to Mr. Piconi’s death, each within the meaning of and under the Piconi Agreement (each, a “Qualifying Termination”), Mr. Piconi will be entitled to receive (i) an amount in cash equal to one times his base salary and his target bonus, (ii) any earned but unpaid bonus for the year prior to the year of termination, and (iii) up to 12 months of continued medical, dental or vision coverage pursuant to COBRA. Additionally, 50% of any equity-based awards that vest solely based on continued service would become immediately vested and with respect to any awards that vest based on the attainment of performance conditions, 50% of such awards would become immediately vested at the target level of performance and 50% of such awards would remain outstanding and eligible to vest based on the attainment of the applicable performance conditions until the earlier of (i) the end of the original performance period and (ii) the second anniversary of the date of termination. Furthermore, Mr. Piconi’s right to exercise any stock options would be extended for two years from the date of termination (subject to earlier termination in a change in control and upon the final expiration date of the option).
If the Qualifying Termination occurs within 90 days prior to, or within 18 months following, a change in control of the company, then, in lieu of the payments and benefits set forth above, Mr. Piconi will be entitled to receive (i) an amount in cash equal to two times his base salary plus 1.5 times his target bonus, (ii) any earned but unpaid bonus for the year prior to the year of termination, and (iii) up to 18 months of continued medical, dental or vision coverage pursuant to COBRA. Additionally, any unvested equity-based awards will become vested (with any performance-based conditions measured at target level of performance). Furthermore, Mr. Piconi’s right to exercise any stock options would be extended for two years from the date of termination (subject to earlier termination in a change in control and upon the final expiration date of the option).
Pursuant to the terms of the Piconi Agreements, Mr. Piconi is subject to (i) customary invention assignment and confidentiality restrictions and (ii) non-compete and non-solicit covenants for 12 months post-termination of employment.
Agreements with Jan Kees van Gaalen
On November 14, 2022, the Company and Jan Kees van Gaalen, the Company’s Chief Financial Officer, entered into an employment agreement (the “van Gaalen Agreement”).
Pursuant to the van Gaalen Agreement, Mr. van Gaalen’s initial annual base salary was $375,000. Mr. van Gaalen was eligible to receive an annual cash bonus targeted at 100% of his annual base salary and an initial equity grant, which was granted in January 2023 and is described above.
Under the terms of the van Gaalen Agreement, in the event of a termination by the Company without cause or by Mr. van Gaalen for good reason, each within the meaning of and under the employment agreement, Mr. van Gaalen will be entitled to receive (i) an amount in cash equal to one times his base salary (or, if the termination occurs within 18 months following a change in control, 1.5 times the sum of his base salary and target annual bonus), (ii) a pro-rated target bonus for the year of termination, (iii) accelerated vesting of all unvested equity awards if such termination occurs within 18 months following a change in control, and (iv) up to 18 months of continued medical, dental or vision coverage pursuant to COBRA.
Pursuant to the terms of the van Gaalen Agreement, Mr. van Gaalen agreed to our standard Employee Confidentiality, Non-Disclosure, and Inventions Assignment Agreement, which includes (i) customary invention assignment and confidentiality provisions and (ii) a non-solicit covenant for 12 months post-termination of employment.
Agreements with Akshay Ladwa
On October 6, 2023, Energy Vault, Inc. and Akshay Ladwa, the Company’s Chief Engineering Officer, entered into an employment agreement (the “Ladwa Agreement”), which superseded a prior offer letter that he had entered into with the Company.
Mr. Ladwa’s initial annual base salary for his service under the Ladwa Agreement was $420,000. Mr. Ladwa will also be eligible to receive an annual cash bonus targeted at 75% of his annual base salary.
Under the terms of the Ladwa Agreement, in the event of a termination by the Company without cause or by Mr. Ladwa for good reason, each within the meaning of and under the employment agreement, Mr. Ladwa will be entitled to receive (i) an amount in cash equal to one times his base salary (or, if the termination occurs within 18 months following a change in control, 1.5 times the sum of his base salary and target annual bonus), (ii) a pro-rated target bonus for the year of termination, (iii) accelerated vesting of all unvested equity awards if such termination occurs within 18 months following a change in control, and (iv) up to 18 months of continued medical, dental or vision coverage pursuant to COBRA.
Pursuant to the terms of the Ladwa Agreement, Mr. Ladwa agreed to our standard Employee Confidentiality, Non-Disclosure, and Inventions Assignment Agreement, which includes (i) customary invention assignment and confidentiality provisions and (ii) a non-solicit covenant for 12 months post-termination of employment.

Outstanding Equity Awards at 2023 Year-End
The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2023.

		Option Awards (1)				Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Robert Piconi	11/10/2022 (4)					1,462,500	3,407,625
	12/16/2022 (5)					398,893	929,421
	11/10/2022 (6)							1,300,000	3,029,000
	12/16/2022 (7)							199,048	463,782
	05/19/2023	—	2,300,000	$1.86	05/19/2030

Jan Kees van Gaalen	01/10/2023 (8)					187,500	436,875
	01/10/2023 (9)							116,667	271,834

Akshay Ladwa	10/28/2021 (10)					232,840	542,517
	07/03/2022 (4)					300,938	701,186
	12/16/2022 (5)					133,600	311,288
	05/19/2023	—	600,000	$1.86	05/19/2030

(1) Represents Options granted pursuant to the 2022 Plan. Each Option vests in three substantially equal annual installments, with the first installment vesting on May 4, 2024.
(2) Represents unvested RSUs granted pursuant to the 2022 Plan. Each RSU represents a contingent right to receive one share of the Company’s common stock upon vesting.
(3) Market value calculated using the closing price per share of our common stock on December 29, 2023 (the last trading day of 2023) of $2.33.
(4) The award of RSUs vests as to 25% of the award on February 28, 2023, with the remainder vesting in twelve equal quarterly installments thereafter. The award may be subject to accelerated vesting, as described above in the section entitled “Employment Arrangements with Energy Vault’s Named Executive Officers.”
(5) The award of RSUs vests as to 33.2%, on October 31, 2023, with the remainder vesting in eight equal installments occurring on each three month anniversary thereafter. The award may be subject to accelerated vesting, as described above in the section entitled “Employment Arrangements with Energy Vault’s Named Executive Officers.”
(6) The award of RSUs vests as to 33.33% upon the achievement of the Company’s common stock reaching a market price of $15 per share for 20 out of 30 trading days prior to February 11, 2029 (the “$15 Share Price Target”), 33.33% upon the achievement of the Company’s common stock reaching a market price of $17.50 per share for 20 out of 30 trading days prior to February 11, 2029 and 33.33% upon the achievement of the Company’s common stock reaching a market price of $20 per share for 20 out of 30 trading days prior to February 11, 2029. In accordance with SEC rules, the number of shares reported represents payout based on the achievement of the threshold performance goal, which is the $15 Share Price Target. The award may be subject to accelerated vesting, as described above in the section entitled “Employment Arrangements with Energy Vault’s Named Executive Officers.”
(7) The award of RSUs vests as to 33.33% upon the achievement of the Company’s common stock reaching a market price of $11 per share for 20 out of 30 trading days prior to December 15, 2026 (the “Piconi $11 Share Price Target”), 33.33% upon the achievement of the Company’s common stock reaching a market price of $13 per share for 20 out of 30 trading days prior to December 15, 2026 and 33.33% upon the achievement of the Company’s common stock reaching a market price of $15 per share for 20 out of 30 trading days prior to December 15, 2026. In accordance with SEC rules, the number of shares reported represents payout based on the achievement of the threshold performance goal, which is the Piconi $11 Share Price Target. The award may be subject to accelerated vesting, as described above in the section entitled “Employment Arrangements with Energy Vault’s Named Executive Officers.”
(8) The award of RSUs vests as to 25% of the award on November 30, 2023, with the remainder vesting in twelve equal quarterly installments thereafter. The award may be subject to accelerated vesting, as described above in the section entitled “Employment Arrangements with Energy Vault’s Named Executive Officers.”
(9) The award of RSUs vests as to 33.33% upon the achievement of the Company’s common stock reaching a market price of $11 per share for 20 out of 30 trading days prior to January 9, 2027 (the “van Gaalen $11 Share Price Target”), 33.33% upon the achievement of the Company’s common stock reaching a market price of $13 per share for 20 out of 30 trading days prior to January 9, 2027 and 33.33% upon the achievement of the Company’s common stock reaching a market price of $15 per share for 20 out of 30 trading days prior to January 9, 2027. In accordance with SEC rules, the number of shares reported represents payout based on the achievement of the threshold performance goal, which is the van Gaalen $11 Share Price Target. The award may be subject to accelerated vesting, as described above in the section entitled “Employment Arrangements with Energy Vault’s Named Executive Officers.”

(10) The award of RSUs vests as to 25% of the award on October 31, 2022, with the remainder vesting in thirty-six equal monthly installments thereafter. The award may be subject to accelerated vesting, as described above in the section entitled “Employment Arrangements with Energy Vault’s Named Executive Officers.”

Non-Executive Director Compensation
The following table sets forth in summary form information concerning the compensation that was earned by or paid to each of our non-executive directors during the year ended December 31, 2023. Mr. Piconi served as a member of our Board in 2023, however, he is compensated as an employee for service as our Chief Executive Officer and does not receive additional compensation for his service as a member of our Board. See “Executive Compensation — 2023 Summary Compensation Table” above for information regarding Mr. Piconi’s compensation.
2023 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Larry M Paulson	75,000	99,660	174,660
Bill Gross	75,000	86,659	161,659
Zia Huque	75,000	86,659	161,659
Thomas Ertel	75,000	99,660	174,660
Mary Beth Mandanas	75,000	99,660	174,660
Theresa Fariello	75,000	173,320	248,320
Henry Elkus (2)	—	—	—
(1) Amounts reflect the grant date fair value of stock awards granted during the applicable year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards in Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.
(2) Mr. Elkus resigned from the Board effective February 1, 2023.
The table below shows the aggregate numbers of stock awards held as of December 31, 2023 by each non-employee director. None of our non-employee directors held any outstanding option awards as of December 31, 2023.

Name	Total Stock Awards Outstanding
Larry M Paulson	79,866
Bill Gross	71,329
Zia Huque	71,329
Thomas Ertel	79,866
Mary Beth Mandanas	79,866
Theresa Fariello	84,961
Henry Elkus	—

We maintain a non-executive director compensation program whereby each non-executive director receives the following amounts for their service on the Board:

•an annual cash retainer of $75,000, paid quarterly in arrears;
•a grant of RSUs with an approximate grant date value of $200,000 upon the non-executive director’s initial election or appointment to the Board (the “Initial Award”);
•a grant of RSUs with an approximate grant date value of $15,000 in addition to the Initial Award if the non-executive director is the chair of a committee;
•if the non-executive director has served on our Board for at least six months as of the date of an annual meeting of stockholders, a grant of RSUs with an approximate grant date value of $100,000 (the “Annual Award”); and
•a grant of RSUs with an approximate grant date value of $15,000 in addition to the Annual Award if the non-executive director is the chair of a committee.
The Initial Award will vest in three annual installments on each anniversary of the date of grant, subject to the director’s continued service on the Board through each such anniversary. Annual Awards will vest in full on the earlier of the one-year anniversary of the date of grant or the date of the next annual meeting of stockholders, subject to the director’s continued service on the Board through such date. In the event of a change in control, both the Initial Award and Annual Awards will vest in full so long as the non-executive director remains in service through such change in control.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of March 25, 2024 by:
•each person who is known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;
•each current named executive officer and director of the Company; and
•all current executive officers and directors of the Company, as a group.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. The beneficial ownership percentages set forth in the table below are based on 147,868,135 shares of Common Stock issued and outstanding as of March 25, 2024.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock. Unless otherwise indicated, the business address of each of the directors and executive officers of each of the directors and executive officers of the Company is 4360 Park Terrace Drive, Suite 100, Westlake Village, California 91361.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
Named Executive Officers and Directors:
Robert Piconi(1)	17,388,162	11.7%
Jan Kees van Gaalen	55,393	*
Akshay Ladwa(2)	654,009	*
Theresa Fariello	28,317	*
Bill Gross(3)	7,622,860	5.2%
Zia Huque	14,422	*
Thomas Ertel	15,503	*
Mary Beth Mandanas	15,503	*
Larry M. Paulson(4)	1,577,689	1.1%
Stephanie Unwin	—	—
All Directors and Current Executives Officers of Energy Vault as a Group (15 individuals)(5)	29,861,495	19.8%
Five Percent Holders:
SoftBank Vision Fund (AIV M2) L.P.(6)	18,535,631	12.5%
Dakin Sloss(7)	7,552,864	5.1%

*    Means less than 1%.
(1)    Includes (i) 49,861 shares of Common Stock underlying restricted stock units that vest within 60 days; (ii) 766,590 shares of Common Stock underlying stock options that are currently exercisable or will be exercisable within 60 days; (iii) 4,307,946 shares of Common Stock held of record by the Piconi Family 2021 Delaware Trust for which Mr. Piconi serves as investment advisor; and (iv) 4,307,946 shares of Common Stock held of record by the Piconi 2021 Delaware Trust for which Mr. Piconi serves as investment advisor.
(2)    Includes (i) 37,867 shares of Common Stock underlying restricted stock units that vest within 60 days and (ii) 200,000 shares of Common Stock underlying stock options that are currently exercisable or will be exercisable within 60 days.
(3)    Includes (i) 1,590,997 shares of Common Stock held directly by Idealab Studio, LLC; (ii) 4,511,086 shares of Common Stock held directly by Gross Goodstein Living Trust; (iii) 100,000 shares of Common Stock held directly by Marcia Goodstein, Bill Gross’s wife, as custodian for a UTMA account; and (iv) 1,406,355 shares of Common Stock held directly by Idealab Holdings, LLC. Bill Gross manages and maintains investment and dispositive power over the securities held by Idealab Studio, LLC and Idealab Holdings, LLC. Mr. Gross is co-trustee of the Gross Goodstein Living Trust with Mrs. Goodstein. As such, Mr. Gross may be deemed to share beneficial ownership of the common stock held directly by Idealab Studio, LLC, Idealab Holdings, LLC, Gross Goodstein Living Trust and Mrs. Goodstein. Mr. Gross disclaims beneficial ownership of such securities. The business address of Idealab Studio, LLC and Idealab Holdings, LLC is 130 West Union Street, Pasadena, CA 91103.
(4)    Includes (i) 609,256 shares of Common Stock held through the Larry M Paulson and Gretchen V Paulson Family Trust dated September 4, 2019, and any amendments thereto (the “Paulson Trust”); and (ii) 852,000 shares of Common Stock underlying warrants that are exercisable within 60 days held through the Paulson Trust. Mr. Paulson is trustee of the Paulson Trust, and as a result, may be deemed to be the beneficial owner of the securities held by the trust, but disclaims beneficial ownership of any shares.
(5)    Includes (i) 226,490 shares of Common Stock underlying restricted stock units that vest within 60 days; (ii) 1,506,534 shares of Common Stock underlying stock options that are currently exercisable or will be exercisable within 60 days; and (iii) 852,000 shares of Common Stock underlying warrants that are exercisable within 60 days.
(6)    Based on our records and a Form 3 and Schedule 13G filed on February 22, 2022. Consists of 18,535,631 shares of Common Stock held directly by SoftBank Vision Fund (AIV M2) L.P. SB Investment Advisers (UK) Limited (“SBIA UK”) has been appointed as alternative investment fund manager (“AIFM”) and is exclusively responsible for managing SoftBank Vision Fund (AIV M2) L.P. in accordance with the Alternative Investment Fund Managers Directive and is authorized and regulated by the UK Financial Conduct Authority accordingly. As AIFM of SoftBank Vision Fund (AIV M2) L.P., SBIA UK is exclusively responsible for making all decisions related to the acquisition, structuring, financing and disposal of SoftBank Vision Fund (AIV M2) L.P.’s investments. As a result, SBIA UK may be deemed to share beneficial ownership over the securities reported herein. The business address of SoftBank Vision Fund (AIV M2) L.P. is 251 Little Falls Drive, Wilmington, DE 19808. The business address of SBIA UK is 69 Grosvenor Street, London W1K 3JP, United Kingdom.
(7)    Based a Schedule 13D/A filed on February 7, 2023. Consists of (i) 6,217,287 shares held by Prime Movers Growth Fund I LP (“PML Growth”), (ii) 1,245,077 shares held by Energy Vault PML SPV 1 LP (“Energy Vault PML”), and (iii) 90,500 shares held by Prime Movers Lab Fund II LP (“PML Fund II”). Prime Movers Growth GP I LLC (“PML Growth GP”) is the general partner of PML Growth, Prime Movers Lab GP II LLC (“PML GP II”) is the general partner of Energy Vault PML, and Prime Movers Lab Fund GP II LLP (“PML Fund GP”) is the general partner of PML Fund II. Dakin Sloss is the manager of PML Growth GP, PML GP II, and PML Fund GP and may be deemed to have or share beneficial ownership of the shares held by PML Growth, Energy Vault PML, and PML Fund II. The business address for Mr. Sloss and each of the foregoing entities is P.O. Box 12829, Jackson, WY, 83002.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our outstanding common stock, to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC and to provide us with copies of all such reports.
Based solely on our review of applicable Section 16 reports filed with the SEC and written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2023 through the date of the filing of our Proxy Statement, all Section 16(a) filing requirements were satisfied, except for a report that was previously disclosed as delinquent in our 2023 proxy statement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Since January 1, 2022, there has not been, nor is there any proposed transaction in which we were or will be a party or in which we were or will be a participant, involving an amount that exceeded or will exceed $120,000 and in which any director, executive officer, beneficial owner of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation arrangements and other agreements and transactions which are described in “Executive and Director Compensation” section and the transactions described below.
Indemnification agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.
Related Party Transactions
Consulting Agreement
On October 25, 2019, Energy Vault SA, the wholly owned subsidiary of Energy Vault, Inc., entered into a consulting agreement with Mauro Pedretti, father of Andrea Pedretti. Under the terms of the agreement, Mr. Pedretti’s duties include consulting engineering services and assistance as requested by our chief executive officer and other members of our management team. The term of the agreement commenced in 2019 and continues to be effective. As compensation for his services, Mr. Mauro Pedretti is paid an annual salary of CHF 203,850 (approximately $208,931 based on an exchange ratio of 1.02 CHF to one U.S. dollar).
Consulting Services Agreements
On February 14, 2022, we entered into a consulting services agreement with EVFY, Inc. (“EVFY”), an affiliate of Marco Terruzzin, our Chief Product Officer. EVFY agreed to provide consulting services relating to identifying business opportunities and engaging with potential customers in exchange for $30,000 per month during the term of such contract. The contract with EVFY had a 36-month term, and either party could terminate such contract for convenience upon thirty days’ notice starting from the one year anniversary of the effective date of the contract. The Company terminated the agreement effective February 28, 2023.
Wantley Manor Consultancy Ltd. (“Wantley”), a former affiliate of Laurence Alexander, our Chief Marketing Officer has provided various marketing related services to us and our predecessor since 2018. We paid approximately $1.7 million for such marketing and sales costs in 2023. Each such short-term engagement may be terminated at the sole option of the Company. In February 2023, Laurence Alexander stepped down from Wantley, which continues to provide services to us. Laurence Alexander’s son is currently Managing Director of Wantley.
On May 19, 2023, we entered into a patent license option agreement with Continuum Renewables, Inc., (“Continuum”), an affiliate of Bill Gross, one of our board members. The option agreement granted Continuum an option to enter into licensing agreements in certain territories to use the Company’s gravity storage technology in exchange for a fee of $0.5 million. Continuum exercised its option for one of the territories on June 30, 2023 and paid the Company an additional $0.5 million.
Policies and procedures for related party transactions
We have adopted a related-party transaction policy setting forth the policies and procedures for the review and approval or ratification of transactions involving us and “related persons.” For the purposes of this policy, a “related person” is (i) any person who is or was a director or executive officer of the company or is a nominee for election as a director (as such terms are defined below) of the company at any time since the beginning of the last fiscal year; (ii) any individual or entity known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities at the time of the occurrence or existence of a related party transaction; (iii) any immediate family member of an individual identified under (i) and (ii) above; (iii) any other family members (cousins, etc.) over which an individual identified under (i) and (ii) above has control or influence, or who has control or influence over that individual; (iv) any entity or entities in which a person from the items above has a controlling interest, or exerts significant influence such that the entity is prevented from fully pursuing its own separate interest(s).
The policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated party and the extent of the related person’s interest in the transaction. All related-party transactions may only be consummated if our audit committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Any member of the audit committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote respecting approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the audit committee that considers the transaction.

STOCKHOLDER PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing not later than December 10, 2024.
Stockholders intending to present a proposal at the 2025 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting no earlier than January 24, 2025 and no later than February 23, 2025. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2025 Annual Meeting is more than 30 days before or more than 70 days after May 24, 2025, then our Secretary must receive such written notice not earlier than the close of business.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by the deadline for submitting director nominations under our Bylaws, as described above.
Stockholder proposals must be in writing and should be addressed to our Secretary, at our principal executive offices at 4360 Park Terrace Drive, Suite 100, Westlake Village, California, 91361. It is recommended that stockholders submitting proposals direct them to our Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

HOUSEHOLDING
To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Proxy Statement and Annual Report and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report and other proxy materials mailed to you, please submit a written request to our Secretary, at 4360 Park Terrace Drive, Suite 100, Westlake Village, California, 91361, or call our Investor Relations at 929-232-3561, and we will promptly send you what you have requested. You can also contact our Secretary or Investor Relations if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
SOLICITATION OF PROXIES
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2025 Annual Meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC's website at: www.sec.gov.
OTHER MATTERS
We do not know of any business, other than as described in this Proxy Statement that should be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.
To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents you from attending and voting at the Annual Meeting.
AVAILABLE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxies and information statements that we have filed electronically with the SEC at http://www.sec.gov. The information contained on our website, other than this proxy statement, is not considered proxy solicitation material and is not incorporated by reference herein.
A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WE FILED WITH THE SEC ON MARCH 13, 2024, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO MR. JOSH MCMORROW, SECRETARY, ENERGY VAULT HOLDINGS, INC., 4360 PARK TERRACE DRIVE, SUITE 100, WESTLAKE VILLAGE, CALIFORNIA, 91361. THE SHARE OWNERSHIP OF THE STOCKHOLDER SUBMITTING THE STOCKHOLDER PROPOSAL MAY BE OBTAINED BY USING THE CONTACT INFORMATION ABOVE.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 23, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NRGV2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 23, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V38177-P07030 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ENERGY VAULT HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class III members of the Board of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert Piconi
02) Bill Gross

The Board of Directors recommends you vote FOR proposal 2:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V38178-P07030

ENERGY VAULT HOLDINGS, INC.
Annual Meeting of Shareholders
May 24, 2024 12:00 PM ET
This proxy is solicited by the Board of Directors

The shareholders hereby appoint Robert Allen Piconi (CEO) and Josh McMorrow (Chief Legal Officer), or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ENERGY VAULT HOLDINGS, INC. that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 12:00 PM ET on May 24, 2024, virtually at: www.virtualshareholdermeeting.com/NRGV2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side